                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 May 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-GSIF GNMA SERIES 1B                       781276   33-06711   811-2810


DEFINED ASSET FUNDS-CIF IS-18                                 893156   33-49315   811-2295
DEFINED ASSET FUNDS-CIF IS-23                                 895584   33-50243   811-2295


DEFINED ASSET FUNDS-MITF IS-201                               803911   33-52013   811-1777
DEFINED ASSET FUNDS-MITF IS-220                               804020   33-57559   811-1777


DEFINED ASSET FUNDS-CIF ITS-35                                791023   33-45208   811-2295
DEFINED ASSET FUNDS-DAF ITS-53                                914809   33-57565   811-2295


DEFINED ASSET FUNDS-MITF ITS-147                              781402   33-32653   811-1777
DEFINED ASSET FUNDS-MITF ITS-203                              868110   33-49179   811-1777
DEFINED ASSET FUNDS- ITS-250 DAF                              924342   33-57701   811-1777

DEFINED ASSET FUNDS-MITF MPS-63                               202666   2-57533    811-1777
DEFINED ASSET FUNDS-MITF MPS-64                               202667   2-57643    811-1777
DEFINED ASSET FUNDS-MITF MPS-65                               202668   2-57971    811-1777

DEFINED ASSET FUNDS- MSS-203 DAF                              924298   333-0086   811-1777
DEFINED ASSET FUNDS-MITF MSS 28                               895615   33-49295   811-1777
DEFINED ASSET FUNDS-MITF MSS-29                               895616   33-49345   811-1777
DEFINED ASSET FUNDS- MSS-56 DAF                               910002   33-51981   811-1777
DEFINED ASSET FUNDS- MSS-83 DAF                               924264   33-57443   811-1777
DEFINED ASSET FUNDS-MITF MSS 8I                               868140   33-38785   811-1777
DEFINED ASSET FUNDS-MITF MSS 9V                               881820   33-45050   811-1777

TOTAL:   20 FUNDS
